                                                                       EXHIBIT


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-53289) pertaining to the Tramco, Inc. Profit-Funded Retirement Savings Plan of our report dated June 12, 1995, with respect to the financial statements and supplemental schedules of the Tramco, Inc. Profit-Funded Retirement Savings Plan included in this Annual Report (Form 11-K) for the nine months ended December 31, 1994.


                                                               ERNST & YOUNG LLP

Cleveland, Ohio
June 26, 1995